                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                                   TRW INC.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                                   TRW INC.
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                                                                   [LOGO OF TRW]

NOTICE OF
1995 ANNUAL MEETING
OF SHAREHOLDERS
AND PROXY
STATEMENT


TRW Inc.
1900 Richmond Road
Cleveland, Ohio 44124

                                    TRW INC.
--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
--------------------------------------------------------------------------------

  The annual meeting of shareholders of TRW Inc. (the "Company") will be held at the Company's principal executive offices located at 1900 Richmond Road, Lyndhurst, Ohio, on Wednesday, April 26, 1995, at 8:30 a.m., to consider and act upon:

   (1) the election of four Directors for terms ending in 1998;

   (2) the ratification of the Directors' appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 1995;

   (3) if properly brought before the meeting, the shareholder proposal appearing on pages 9, 10 and 11 of the accompanying proxy statement; and

   (4) such other matters as properly may be brought before the meeting.

  Holders of the Company's Common Stock and Serial Preference Stock II of record at the close of business on February 10, 1995 are entitled to notice of and to vote at the annual meeting.

                                             Martin A. Coyle
                                                Secretary


March 14, 1995

 Your vote is important. If you do not expect to attend the annual meeting of shareholders, or if you do plan to attend but wish to vote by proxy, please mark, date, sign and return promptly the enclosed proxy for which a return envelope is provided.

TRW Inc.
1900 Richmond Road
Cleveland, Ohio 44124

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 26, 1995

  The Directors of the Company request the accompanying proxy from holders of the Company's Common Stock ("TRW Common") and Serial Preference Stock II in connection with the annual meeting of shareholders of the Company to be held at 8:30 a.m. on April 26, 1995. The distribution of proxy materials is expected to commence on March 14, 1995.

  Shares represented by properly executed proxies will be voted in accordance with the instructions marked on the proxy. It is not anticipated that any matters other than those set forth in the Notice of Annual Meeting of Shareholders will be brought before the meeting for action. It is intended that shares represented by properly executed proxies, in the absence of instructions to the contrary, will be voted for the election of the nominees named in this proxy statement, for the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors and against the shareholder proposal appearing on pages 9, 10 and 11 of this proxy statement. In connection with the computation of votes on Issues 2 and 3, abstentions and broker non-votes, if any, will not be counted as voting. The accompanying proxy also provides that the persons authorized by the proxy may, in the absence of instructions to the contrary, vote or act in accordance with their judgment on any other matter presented for action at the meeting.

                            1. ELECTION OF DIRECTORS

  At the annual meeting of shareholders, four Directors are to be elected for terms ending in 1998. M. H. Armacost, C. H. Hahn, G. H. Heilmeier and R. W. Pogue, all of whom are currently serving as Directors, have been nominated for election at this annual meeting. Pursuant to the retirement policy for Directors, C. H. Hahn will reach retirement age at the time of the annual meeting in 1997. As was previously announced, E. D. Dunford retired as an officer and a Director of the Company in December 1994. C. T. Duncan, who is currently a Director of the Company, will retire as of the date of this annual meeting. Since the last annual meeting, R. M. Gates and P. S. Hellman have been elected Directors of the Company. Their biographical sketches are set forth on the following pages, along with those of the other continuing Directors. After the election of four Directors at this annual meeting, the Company will have 12 Directors.

  As a result of action taken by the Directors pursuant to the Company's Regulations, if any Director retires, resigns, dies or otherwise is unable to serve, the number of Directors of the Company will thereupon be fixed at the number of remaining Directors, provided that the number of Directors cannot thereby be fixed at fewer than 12. Any vacancy may be filled by majority vote of the Directors remaining in office. If for any reason the number of Directors to be elected at this annual meeting should be reduced, or any nominee for election at this annual meeting should be unable to serve, shares represented by properly executed proxies, in the absence of instructions to the contrary, will be voted for the election of the nominees who remain able to serve and for such other person or persons, if any, who are nominated by the Directors. In no event, however, will the proxies be voted for more than four nominees. The four nominees receiving the greatest number of votes shall be elected.

  Set forth below is certain biographical information regarding the four nominees for election and the other continuing Directors of the Company with unexpired terms of office.


                       (1) MICHAEL H. ARMACOST, age 57, is a distinguished
                           fellow and visiting professor at the Asia/Pacific Research Center of Stanford University. Mr. Armacost was U.S. Ambassador to Japan from 1989 to 1993, Under Secretary of State for Political Affairs from 1984 to 1989 and U.S. Ambassador to the Philippines from 1982 to 1984. He was first elected a Director of the Company in 1993, and his current term expires at this annual meeting. Mr. Armacost also is a director of Applied Materials, Inc. and an international consultant for Goldman, Sachs & Co. He serves on the boards of Aspen Institute, Asia Foundation, Carleton College and Panasonic Educational Foundation.


                           MARTIN FELDSTEIN, age 55, has been Professor of Economics at Harvard University from 1967 to the present. Dr. Feldstein also is President of the National Bureau of Economic Research, a position he held from 1977 to 1982 and from July 1984 until the present. He was elected a Director of the Company in 1981, resigned his position upon joining the government in August 1982 and was again elected a Director of the Company in July 1984. His current term expires in 1996. Dr. Feldstein also is a director of American International Group, Inc. and
                           J. P. Morgan & Co. Incorporated.


                           ROBERT M. GATES, age 51, is a consultant, author and lecturer. From 1991 to 1993, he served as Director of Central Intelligence for the United States. Prior to that, he served as Assistant to the President of the United States and Deputy National Security Advisor from 1989 to 1991, Deputy Director of Central Intelligence from 1986 to 1989, Acting Director of Central Intelligence from 1986 to 1987 and Deputy Director for Intelligence from 1982 to 1986. He was elected a Director of the Company in 1994, and his current term expires in 1996. Dr. Gates also is a director of The Charles Stark Draper Laboratory, Inc., NACCO Industries, Inc. and Varity Corporation, a consultant to Goldman, Sachs & Co. and senior advisor to The Mitchell Group.

--------
(1) Nominee for election at the annual meeting on April 26, 1995.

                           JOSEPH T. GORMAN, age 57, has been Chairman of the Board and Chief Executive Officer of the Company since December 1988. Mr. Gorman also served as President of the Company from January 1985 to April 1991 and as Chief Operating Officer of the Company from January 1985 to November 1988. He was first elected a Director of the Company in 1984, and his current term expires in 1997. Mr. Gorman also is a director of Aluminum Company of America and The Procter & Gamble Company.



                       (1) CARL H. HAHN, age 68, served as Chairman of the
                           Board of Volkswagen AG from 1981 until his retirement at the end of 1992. He was first elected a Director of the Company in 1993, and his current term expires at this annual meeting. Dr. Hahn is Chairman of the Board of Directors of Saurer Ltd., and a director of The British Petroleum Company p.l.c. and PACCAR Inc. He also serves as a member of the supervisory boards of a number of major European companies, including Volkswagen AG, Thyssen AG and Commerzbank. In addition, Dr. Hahn is honorary chairman of the supervisory boards of Audi AG, SEAT and Skoda and a member of the foreign trade advisory committee of the German Federal Economics Ministry.




                       (1) GEORGE H. HEILMEIER, age 58, has served as
                           President and Chief Executive Officer of Bell Communications Research Inc. since 1991. He was first elected a Director of the Company in 1992, and his current term expires at this annual meeting. Dr. Heilmeier was Senior Vice President and Chief Technical Officer of Texas Instruments Inc. from 1983 to 1991. He also is a director of Automatic Data Processing, Inc. and Compaq Computer Corporation and a trustee of The MITRE Corporation. Dr. Heilmeier is a member of the National Academy of Engineering and the Defense Science Board, a fellow of the Institute of Electrical and Electronic Engineers, a member of the visiting committee at Massachusetts Institute of Technology and a member of the Board of Overseers of the University of Pennsylvania School of Engineering & Applied Science.


--------
(1) Nominee for election at the annual meeting on April 26, 1995.

                           PETER S. HELLMAN, age 45, has been President and Chief Operating Officer of the Company since January 1995. He was Executive Vice President and Assistant President of the Company from 1994 to 1995. Prior to that, he served as Executive Vice President and Chief Financial Officer of the Company from 1991 to 1994 and Vice President and Treasurer of the Company from 1989 to 1991. Prior to joining the Company, Mr. Hellman was General Manager, Crude Oil Supply and Trading for BP America from 1987 to 1989. He was first elected a Director of the Company effective January 1, 1995, and his current term expires in 1997. He also is a director of Arkwright Mutual Insurance Company.


                           KAREN N. HORN, age 51, has served as Chairman and Chief Executive Officer of Bank One, Cleveland, N.A. since 1987. She was first elected a Director of the Company in 1990, and her current term expires in 1997. Mrs. Horn was President of the Federal Reserve Bank of Cleveland from 1982 to 1987. She also is a director of The British Petroleum Company p.l.c., Rubbermaid Incorporated and Eli Lilly and Company.


                           E. BRADLEY JONES, age 67, the former Chairman and Chief Executive Officer of Republic Steel Corporation and LTV Steel Company, was first elected a Director of the Company in 1982, and his current term expires in 1996. Mr. Jones also is a trustee of First Union Real Estate Equity and Mortgage Investments and Fidelity Funds and a director of Birmingham Steel Corporation, Cleveland-Cliffs Inc., Consolidated Rail Corporation, NACCO Industries, Inc. and RPM, Inc.


                           WILLIAM S. KISER, age 67, is Vice Chairman and Chief Medical Officer of Primary Health Systems, L.P. He served as medical director of American Health Care Management, Inc. from 1992 to 1994 and as Chairman of the Board of Governors and Chief Executive Officer of The Cleveland Clinic Foundation from 1977 until his retirement at the end of 1989. He was first elected a Director of the Company in 1985, and his current term expires in 1997. Dr. Kiser also is a fellow of the American College of Surgeons and the American College of Physician Executives, a diplomate of the American Board of Urology and a trustee and an officer of the American Foundation of Urologic Diseases.

                          JAMES T. LYNN, age 67, has been senior advisor to Lazard Freres & Co., investment bankers, since November 1992. He served as Chairman of the Board and Chief Executive Officer of Aetna Life and Casualty Company from 1984 until his retirement in 1992. He was first elected a Director of the Company in 1993, and his current term expires in 1996. Mr. Lynn also is a director of Pfizer Inc.


                      (1) RICHARD W. POGUE, age 66, has served as senior
                          advisor to Dix & Eaton, a public relations firm, since 1994. He was senior partner at the law firm of Jones, Day, Reavis & Pogue from 1993 to 1994 and managing partner of that firm from 1984 to 1992. He was first elected a Director of the Company in 1994, and his current term expires at this annual meeting. Mr. Pogue also is a director of Continental Airlines, Inc., Derlan Industries Limited, M. A. Hanna Company, KeyCorp, OHM Corporation and Redland PLC.

DIRECTOR COMMITTEES AND MEETINGS

  The Company has six committees of the Directors.

  The Audit Committee (currently consisting of Directors Jones, Chairman, Armacost, Duncan, Gates and Horn) meets with management, internal auditors and independent auditors in connection with the Committee's review of matters relating to the Company's financial statements, its internal audit program, its system of internal accounting controls and the services of the independent auditors. The Committee meets with the internal auditors as well as the independent auditors, without management present, to discuss appropriate matters. The Audit Committee also recommends to the Directors the appointment of the independent auditors. This Committee met three times during 1994.

  The Compensation and Stock Option Committee (currently consisting of Directors Kiser, Chairman, Feldstein, Hahn and Horn) exercises the authority of the committee of Directors provided for in the Company's compensation plans. In addition, the Committee determines the compensation of the Company's executive officers, approves any compensation arrangements with a Director who is not employed by the Company, other than for services as a Director, and approves any compensation or benefit plans that are not generally applicable to salaried employees and that involve employee Directors and executive officers. This Committee met three times during 1994.

  The Executive Committee (currently consisting of Directors Gorman, Chairman, Hellman, Jones and Kiser, with Mrs. Horn serving as an alternate member) meets during the intervals between meetings of the Directors to consider matters that may require action prior to the next Directors' meeting or to comply with or permit certification of certain recurring technical or legal requirements. The Executive Committee has all the authority of the Directors, other than the authority to fill vacancies among the Directors or in any committee of the Directors. This Committee met twice during 1994.

  The Nominating Committee (currently consisting of Directors Horn, Chairman, Hahn, Heilmeier, Jones, Lynn and Pogue) recommends to the Directors nominees for election as Directors of the Company and establishes the criteria for selection as a nominee and evaluates all candidates. The Nominating Committee considers all candidates submitted by interested persons, including Directors and shareholders of the Company, in connection with its recommendation of a slate of candidates for inclusion in the Company's proxy statement. This Committee met twice during 1994. The name of any suggested candidate for Director,
--------
(1) Nominee for election at the annual meeting on April 26, 1995.

together with a brief biographical sketch, should be sent to the attention of the Secretary of the Company. A document indicating the candidate's willingness to serve, if elected, should also accompany the suggestion.

  The Public Policy Committee (currently consisting of Directors Duncan, Chairman, Gates, Hahn, Heilmeier and Pogue) reviews and makes recommendations on various Company policies and programs concerning the Company's relationships with employees, customers, shareholders, governments at all levels, local communities and the general public. This Committee met twice during 1994.

  The Retirement Funding Committee (currently consisting of Directors Feldstein, Chairman, Armacost, Kiser and Lynn) reviews the activities of the Company with respect to the funding policies for, and the administration and operation of, the Company's various funded domestic and foreign employee benefit plans and the performance of investment managers and trustees appointed for the plans. This Committee met once during 1994.

  The Directors of the Company met five times during 1994. Each incumbent Director attended 75 percent or more of the aggregate number of meetings of Directors and meetings of committees on which he or she served.

OWNERSHIP OF SHARES

  The table below sets forth the amount of the Company's outstanding equity securities beneficially owned on March 1, 1995 by (i) the Directors, including the nominees for election at the annual meeting; (ii) the Chief Executive Officer and the other five highest-paid executive officers; and (iii) all Directors and executive officers as a group. Except as otherwise indicated, sole voting power and sole investment power with respect to the shares of TRW Common shown in the table are held either by the individual alone or by the individual and his or her spouse.

                            NUMBER OF SHARES                               NUMBER OF SHARES
                           OF TRW COMMON(/1/)                             OF TRW COMMON(/1/)
                           ------------------                             ------------------
M. H. Armacost............          700       P. S. Hellman..............        82,244
M. A. Coyle...............      108,568       K. N. Horn.................           900
C. T. Duncan..............        1,100       J. A. Janitz...............        20,969
E. D. Dunford.............      166,780       E. B. Jones................         1,500
M. Feldstein..............          900       W. S. Kiser................         2,000
R. M. Gates...............          200       J. T. Lynn.................           800
J. T. Gorman..............      387,728(/2/)  C. O. Macey................        86,995
C. H. Hahn................          950       R. W. Pogue................         2,300
G. H. Heilmeier...........        1,200       All Directors and executive
                                              officers as a group........     1,465,132

--------
(1) Included as beneficially owned in the above table are shares that may be acquired within 60 days of March 1, 1995 upon exercise of stock options granted by the Company as follows: M. A. Coyle -- 91,522 shares; E. D. Dunford -- 152,716 shares; J. T. Gorman -- 328,285 shares; P. S. Hellman -- 64,666 shares; J. A. Janitz-- 18,500 shares; C. O. Macey -- 67,333 shares; and all Directors and executive officers as a group -- 1,212,435 shares. Participants in The TRW Employee Stock Ownership and Stock Savings Plan, and other similar nonqualified plans, may also be considered to be the beneficial owners of shares of TRW Common that are not included in the above table. On December 31, 1994, these plans held shares for the accounts of Directors and the named executive officers as follows: M. A. Coyle -- 419 shares; E. D. Dunford -- 1,735 shares; J. T. Gorman -- 3,959 shares; P.
    S. Hellman -- 554 shares; J. A. Janitz -- 445 shares; C. O. Macey -- 1,452 shares; and all Directors and executive officers as a group -- 26,784 shares. On March 1, 1995, none of the individuals named in the above table beneficially owned more than one percent of TRW Common outstanding. On that date, all Directors and executive officers as a group beneficially owned approximately 2.2 percent of TRW Common outstanding.

(2) This number does not include 750 shares of TRW Common, of which J. T. Gorman disclaims beneficial ownership, held by an immediate family member.

RELATIONSHIPS AND TRANSACTIONS

  Director Compensation. All non-employee Directors receive a retainer fee at the rate of $25,000 per year. The Directors who serve as chairmen of the Audit and Compensation and Stock Option Committees receive an additional annual retainer fee of $5,000. Any Director who also serves as chairman of any other committee receives an additional annual retainer fee of $3,000. Non-employee Directors also receive a fee of $1,050 for each meeting of the Directors and each meeting of a committee of the Directors attended. No more than two meeting fees are paid for meetings attended on any one day. Non-employee Directors are also reimbursed for expenses incurred in connection with attendance at Director and committee meetings. In addition, pursuant to the TRW Inc. Stock Plan for Non-Employee Directors adopted on July 24, 1991, on August 1 of each year, each non-employee Director receives, as part of his or her compensation, a grant of 200 shares of TRW Common. During 1994, such grant was made to each of the eligible non-employee Directors at a per share value on the date of grant of $69.875. An officer of the Company who also serves as a Director does not receive any additional compensation for serving as Director or a member or chairman of a committee.

  A deferred compensation plan for Directors who are not employees of the Company permits these Directors to defer payment of all or any part of their cash retainer and meeting fees until the Director ceases to serve as a Director, the Director reaches an age when Social Security earnings limits no longer apply, or for a specified period of time of at least two years. The plan permits any participating Director to elect whether his or her account will be credited with investment earnings based on the performance of the Equity Fund or the Insured Return Fund of The TRW Employee Stock Ownership and Stock Savings Plan.

  The Company maintains a pension plan for Directors who are not employees of the Company. The plan, which is a nonqualified, unfunded arrangement, provides an annuity equal to 100 percent of the Director's most recent annual retainer fee, payable to a Director who has reached age 70, has retired as a Director since January 1, 1988 and is not a current or former Company employee. The annuity is payable for the shorter of the lifetime of the retired Director or the length of his or her service as a Director.

  Richard W. Pogue, a Director, was senior partner at the law firm of Jones, Day, Reavis & Pogue, Cleveland, Ohio until July 1, 1994. The Company has in the past retained, and currently continues to retain, Jones, Day, Reavis & Pogue as legal counsel on a variety of matters.

  In the past, the Company has retained Lazard Freres & Co., of which James T. Lynn is senior advisor, to provide investment banking services. The Company may engage Lazard Freres & Co. in the future to provide similar services.

  Section 16(a) Compliance. Section 16(a) of the Securities Exchange Act of 1934 and the rules promulgated under it require that certain officers, Directors and beneficial owners of the Company's equity securities ("insiders") file various reports with the Securities and Exchange Commission. The Company has procedures in place to assist insiders in preparing and filing Section 16 reports timely. The Company is not aware that any of its insiders has failed to file timely the required reports under Section 16(a) with respect to 1994.

LITIGATION

  A proposed settlement has been reached in two shareholder derivative actions initiated in 1991 on behalf of the Company in the Court of Common Pleas, Cuyahoga County, Ohio, against the Company, as a nominal defendant, the Company's current Directors (other than M. H. Armacost, R. M. Gates, C. H. Hahn, G. H. Heilmeier, P. S. Hellman, J. T. Lynn and R. W. Pogue) and certain former Directors, D. V. Skilling, Executive Vice President and General Manager, Information Systems & Services, and two other employees. The two complaints, which were filed on July 12, 1991 and July 30, 1991, respectively, are virtually identical and allege that the individual defendants acted with negligence, gross negligence, recklessness and in breach of their fiduciary duties by failing to manage properly the Company's Information Systems & Services business. The proposed settlement, which was presented to the Company's shareholders in early November 1994 and considered by the Court on December 15, 1994, included the adoption of certain therapeutic measures involving the oversight of the Company's consumer credit reporting business. In addition, the Company sought approval of its intention to indemnify the individual defendants for their litigation expenses. No shareholders appeared at the hearing to oppose the proposed settlement. In addition, counsel for the plaintiffs applied to the Court for an award of attorneys' fees and costs not to exceed $565,000. The defendants opposed the plaintiffs' application. As of March 7, 1995, the Court had not yet ruled on the matter.

  On February 15, 1994, the Company terminated its license agreement with Talley Industries, Inc. ("Talley") and filed a legal proceeding in the United States District Court for the District of Arizona against Talley and certain subsidiaries of Talley seeking, among other things, declaratory judgment that the Company's termination of the license agreement was in accordance with its terms. On May 19, 1994, the Court granted Talley's motion for an injunction requiring the Company to continue to make quarterly royalty payments pursuant to the 1987 asset purchase agreement and ancillary agreements, pending trial of the Company's claims. The Court has tentatively set an April 5, 1995 trial date for the Company's claims and some of Talley's counterclaims. Bank One, Columbus, National Association, serves as indenture trustee for Talley's $115 million 10 3/4% Senior Notes due 2003, which are secured in part by the license agreement. K. N. Horn, a Director of the Company, serves as Chairman and Chief Executive Officer of Bank One, Cleveland, N.A., which is an affiliate of Bank One, Columbus, National Association.

             2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  Upon the recommendation of the Audit Committee, the firm of Ernst & Young LLP, which served as the Company's independent auditors for the fiscal year ended December 31, 1994, has been appointed by the Directors, subject to shareholder ratification, to continue in such capacity for the current fiscal year ending December 31, 1995. The firm historically has served as the Company's independent auditors and is considered to be highly qualified. Representatives of Ernst & Young LLP are expected to be present at the annual meeting with the opportunity to make a statement and to be available to respond to questions.

  THE DIRECTORS RECOMMEND A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1995.

           3. SHAREHOLDER PROPOSAL REGARDING REPORT TO SHAREHOLDERS ON RESEARCH AND DEVELOPMENT OF SPACE WEAPONS

  The Company has been informed that three shareholders intend to submit the proposal set forth below for adoption at the annual meeting. The names and addresses and number of shares held by the shareholders submitting such proposal will be furnished to any person upon request.

    "WHEREAS Star Wars is far from dead despite its name change from "Strategic Defense Initiative' to "Ballistic Missile Defense (BMD).'

    WHEREAS we believe, it is an ironic twist to the end of the Cold War that the U.S. has accelerated plans to deploy strategic defenses against intercontinental ballistic missiles. These plans undermine international law and threaten satellite communication and verification systems which make possible arms control agreements.

    WHEREAS the US and Russia, as well as other countries, are struggling for arms control agreements. Because no country has an effective anti-satellite weapons system (ASAT), a bilateral ban on ASAT testing could succeed.

    WHEREAS TRW continues to invest corporate resources to seek new business opportunities in space and defense.

    WHEREAS in 1993 TRW ranked 18 among the top 100 Department of Defense
    (DOD) contractors with contracts in excess of $1.1 billion and 4 among the ten largest "Star Wars' contractors with contracts in excess of $155.5 million;

    THEREFORE BE IT RESOLVED the shareholders request the Board of Directors to provide a comprehensive report describing our Company's involvement in the nuclear defense system, formerly the space-based Star Wars or Strategic Defense Initiative, and now called Ballistic Missile Defense. The report should be available to shareholders on request within six months of the 1995 annual meeting, may omit proprietary and classified information and be prepared at reasonable cost."

    The shareholders have submitted the following supporting statement:

      "As investors, we are concerned about company dependence upon Department of Defense contracts and hope a written report would describe the following aspects:

     --current value of outstanding contracts to develop components for the Ballistic Missile Defense Organization;

     --amount of TRW's own money (versus DOD funding) spent on in-house research and development (R&D) for the BMD program. Since the current mission has a more traditional ground-based orientation, is it likely that TRW will designate more of its own R&D money for the program?

     --TRW's efforts to diversify into non-DOD contracts in this segment of its aerospace and defense division;

     --how annual threats to cut federal funding for the components of these programs affect our company e.g. employment and how our company counters these threats e.g. lobbying, industry associations' public relations efforts;

     --the moral and financial reasons for bidding on DOD contracts.

      As religiously-affiliated sponsors of this resolution, we question the judgment of the special-interest groups who lobby Congress to make weapons a higher priority than meeting human needs. We believe further expenditures for development of space-based nuclear defense systems, the ballistic missile system, are immoral and indefensible. We urge release of information about the extent to which our company is involved in the research, production and promotion of weapons for the Ballistic Missile Defense Organization."

  THE DIRECTORS BELIEVE THAT THIS PROPOSAL IS CONTRARY TO THE BEST INTERESTS OF THE COMPANY AND RECOMMEND A VOTE AGAINST THE ADOPTION OF PROPOSAL 3 FOR THE FOLLOWING REASONS:

  This proposal is substantially the same as a proposal, raised by certain of the same proponents, that was defeated by TRW shareholders in 1993 and 1994. As was the case with the prior proposals, the Directors believe that this proposal is political and ideological in nature, and it appears to the Directors that the purpose of the proposal is to cause the Company to engage in second-guessing the United States Government on the advisability of military projects. The Directors believe that neither the proxy statement nor the annual meeting is the appropriate forum for this debate. Debate on such matters belongs, and is appropriately carried on, in the Administration, Congress, the press, and in other public forums of our society. Once the United States Government has determined that a military project is appropriate, it is the Directors' view that it is both proper and in the best interests of the Company to participate in such project.

  The space and defense work in which the Company engages provides jobs for our employees and profits for our shareholders and helps to keep both the Company and the United States in the forefront of efforts peacefully to develop opportunities in space. Further, technological developments resulting from the Company's space and defense work benefit the Company's core automotive business and have many other non-defense uses. Extensive information concerning all parts of the Company's business, including its space and defense business, is available to shareholders in the 1994 Annual Report to Shareholders and in the 1994 Annual Report on Form 10-K.

VOTE REQUIRED

  Approval of the foregoing shareholder proposal will require the affirmative vote of holders of a majority of the shares (including both TRW Common and Serial Preference Stock II) represented and voting on this proposal at the annual meeting. As indicated above, abstentions and broker non-votes, if any, will not be deemed voting on this proposal.

  PROXIES SOLICITED BY THE DIRECTORS WILL BE VOTED AGAINST PROPOSAL 3 UNLESS SHAREHOLDERS SPECIFY A DIFFERENT CHOICE IN THEIR PROXIES.

         REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE ON THE COMPENSATION OF THE CHIEF EXECUTIVE OFFICER AND ALL EXECUTIVE OFFICERS

  The Compensation and Stock Option Committee (the "Compensation Committee") of the Company determines the compensation of all executive officers of the Company, including Joseph T. Gorman, Chairman of the Board and Chief Executive Officer of the Company. Compensation decisions for all executive officers of the Company are based on the Company's executive compensation philosophy. This compensation philosophy has five primary principles: (i) link executive compensation to the creation of sustainable increases in shareholders' value;
(ii) provide executive compensation rewards contingent upon organizational performance; (iii) differentiate compensation based on individual executive contribution; (iv) promote teamwork among executives and other Company employees; and (v) encourage the retention of a sound management team.

  To implement this philosophy, the Compensation Committee has structured executive compensation programs with several underlying components. Certain compensation plans are structured to focus on the long-term performance of the Company even though such long-term steps may not have near-term positive ramifications. Variable at-risk compensation, both annual and long-term, is a significant percentage of total executive compensation -- the higher the position of the executive, the greater the percentage of at-risk compensation. Ownership of TRW Common by executives is encouraged and forms a significant component of the total executive compensation package. In addition, the Compensation Committee looks to competitive practices in the development of total executive compensation packages.

  Compensation of all executive officers is comprised of three primary components -- annual salary, yearly performance bonus and stock-based incentive programs, which include stock option grants and strategic incentive grants.

  In August 1993, the Congress enacted Section 162(m) of the Internal Revenue Code, which mandates that certain compensation in excess of $1 million paid annually by a public company to certain executive officers is not deductible for federal tax purposes. The Company's policy is to utilize, whenever appropriate, legally available tax deductions, and the Compensation Committee, when determining executive compensation programs, considers all relevant factors, including the tax deductions that may result from such compensation. The Compensation Committee attempts to balance all of these relevant factors in order to best maximize shareholder utility. However, there are circumstances where the Directors determine that the interests of shareholders are best served by the implementation of policies that may not maximize the tax deductible expenses of the Company. Such is the case with the Company's above-described compensation philosophy. Accordingly, the Company has attempted to preserve the federal tax deductibility of compensation in excess of $1 million a year where such effort will not adversely affect the aims of the Company's compensation philosophy. At the 1994 annual meeting of shareholders, the Company, therefore, sought and obtained the shareholder approval necessary to have stock options granted pursuant to the 1994 TRW Long-Term Incentive Plan qualify for federal tax deductibility under Section 162(m) of the Internal Revenue Code. The Compensation Committee has decided not to make the necessary changes to secure tax deductibility for the other components of executive compensation discussed herein because qualifying such compensation for tax deductibility under Section 162(m) would restrict the Compensation Committee's ability to exercise its discretion in crafting compensation packages. The Compensation Committee believes that it is in the best interests of shareholders that the Company retain its current executive compensation philosophy and the individual compensation components thereunder because they provide appropriate performance incentives to executive officers, even though the Company may not be able to deduct fully the cost of all or part of various compensation components for federal tax purposes.

ANNUAL SALARY AND YEARLY PERFORMANCE BONUS

  The Compensation Committee determines the annual salary and yearly target performance bonus percentage of each executive officer. The annual salary and the yearly target performance bonus percentage reflect the level of duties and responsibilities of the executive officer, the executive officer's experience and prior performance and industry practices. Salaries are reviewed annually by the Compensation Committee and are increased only when warranted by the financial performance of the Company in both absolute and relative terms, executive performance and/or competitive practices.

  The yearly performance bonus, normally stated as a percentage of annual salary, is generally paid in February with respect to the preceding year. The size of the performance bonus is based upon the following factors, all of which are relative to the target performance level established for the executive officer: (i) the executive officer's performance against individual goals; (ii) the performance of the executive officer's unit within the Company against that unit's goals; and (iii) the performance of the Company against Company goals. The threshold, target and maximum performance levels for each such goal are established in the discretion of the Compensation Committee.

  Goals vary from year to year and from unit to unit and, with regard to executive officers, usually include both qualitative and quantitative factors. The quantitative goals evaluated by the Compensation Committee in fixing the actual 1994 bonuses were based on specific profit targets, return-on-assets-employed targets and cash flow targets, in each case applicable to the Company and, where appropriate, the executive's unit. The qualitative goals for 1994 bonuses were based on business infrastructure and core capabilities (which include asset management, cost reduction, Total Quality Management performance, technology management and employee satisfaction), strategic positioning and business development, customer satisfaction and intra-company collaboration. The relative importance of these qualitative and quantitative goals may vary from executive officer to executive officer. In addition, an individual executive officer may have an individual goal (that may be either qualitative or quantitative in nature) specifically applicable to such executive officer. At the beginning of each year, the Compensation Committee reviews the goals of each executive officer. The Compensation Committee considers these qualitative and quantitative goals and individual goals (a different mix of the qualitative, quantitative and individual goals described above may apply to different executives) with regard to a particular executive officer, and the Compensation Committee weighs specific goals for each executive officer's compensation. However, these specific weights provide only compensation guidelines, and the annual bonus for the executive officer is not necessarily the bonus that would be dictated by strict adherence to the goal weighting.

  From time to time, the Compensation Committee has awarded one-time bonus payments (pursuant to formalized compensation plans or otherwise) to certain executive officers as a result of extraordinary circumstances, such as the consummation of divestiture programs or the attainment of special unit goals (e.g., extraordinary performance in reducing costs). These special bonus payments are separate from, and in addition to, the annual performance bonuses paid to executive officers.

STOCK-BASED INCENTIVE PROGRAMS

  Stock Option Grants. In order to focus employees on the long-term performance of the Company, the Company has long maintained stock option plans for certain managerial and professional employees, including all executive officers. The Compensation Committee fixes the terms and the size of the grants of stock options to all recipients, including all executive officers. The Compensation Committee primarily determines the guidelines for the number of shares underlying stock options granted to an executive based upon the total amount of long-term compensation payable to the executive officer in relation to market practices concerning total compensation and the mix of long-term compensation components that the Compensation Committee believes is appropriate for such officer. The mix of long-term compensation components awarded to an executive officer is determined in the discretion of the Compensation Committee without utilizing a specific formula. Specific stock option grants are based primarily upon the Compensation Committee's evaluation of the executive officer's anticipated contribution to the Company; the Compensation Committee also looks to the executive officer's responsibilities, duties, performance and experience and, secondarily, to prior grants made to such officer.

  Options currently granted become exercisable at a rate of 33 1/3 percent per year for each full year of continuous employment with the Company after the date of grant, have an exercise price of not less than the fair market value of TRW Common on the date of grant and generally must be exercised within 10 years from the date of grant (unless expiring sooner because of termination of employment).

  In April 1994, the Company granted stock options to all executive officers. The number of options granted is set forth in the Summary Compensation Table. Since the 1994 stock option grants were intended to be annual grants, additional stock option grants were made to executive officers (and certain other employees) in February 1995. At such time, stock options representing 70,000 shares of TRW Common were granted to Mr. Gorman and stock options representing a total of 195,000 shares of TRW Common were granted to all executive officers (including Mr. Gorman and the other named executive officers) as a group.

  Restricted Stock Grants. In 1992, the Company granted shares of restricted stock to each person who was at the time an executive officer. These restricted stock grants were structured as four-year grants (i.e., they were intended to be compensation for 1992, 1993, 1994 and 1995), and, consequently, no additional awards of restricted stock have been made since 1992. The grants of restricted stock to executive officers were designed to help align the interests of management with those of shareholders by providing the executive officers with an equity interest in the Company. In addition, the restricted stock grants provided a strong incentive for qualified executive officers to continue their employment with the Company.

  The Compensation Committee currently does not intend to make future grants of restricted stock unless the grants contain performance criteria (which must be something other than just continuation of employment). To that end, the 1994 TRW Long-Term Incentive Plan, which was approved at the 1994 annual meeting of shareholders, provides for the issuance of restricted stock only if there are performance criteria to payout.

  Strategic Incentive Grants. In April 1994, the Company made strategic incentive grants ("SIGs") under the 1994 TRW Long-Term Incentive Plan to executive officers. The SIGs consist of performance share rights pursuant to which the grantees are entitled to receive shares of TRW Common in the event that certain returns on assets employed are achieved for the four-year period from 1994 through 1997. Although the SIGs extend over a four-year period, the SIGs granted in 1994 provide for annual payouts for a percentage of the total SIG grant based on actual performance when compared to annual return on assets employed milestone goals. In order for an executive to receive a SIG payout, certain levels of financial performance must be attained by the executive officer's unit and/or the Company as a whole. Because the SIGs require continuous and increasingly improving financial performance in successive grant years in order for annual payments in such successive grants years to be made, the Compensation Committee believes that SIGs promote a long-term focus on the profitability of the Company and the executive officer's unit within the Company. However, in accordance with the regulations of the Securities and Exchange Commission, the SIG payouts are deemed annual payments and are consequently disclosed under the "Bonus" column of the Summary Compensation Table. The dollar amounts included in such "Bonus" column, therefore, are comprised of the yearly performance bonus, described above, and the SIG payouts (the stock component of which is valued based on the fair market value of TRW Common on the date of payout).

  As was the case with stock options, the Compensation Committee primarily determined the guidelines for the SIGs granted to an executive officer based upon the total amount of compensation payable to the executive officer in relation to market practices concerning total compensation and the mix of long-term compensation components (for these purposes, the 1994 SIGs are considered long-term compensation) that the Compensation Committee believed was appropriate for such officer. The mix of long-term compensation components awarded to an executive officer was determined in the discretion of the Compensation Committee without utilizing a specific formula. Specific SIG grants were based primarily upon the Compensation Committee's evaluation of the executive officer's anticipated contribution to the Company; in addition, the Compensation Committee reviewed the executive officer's responsibilities, duties, performance and experience.

USE OF COMPETITIVE INFORMATION

  Regularly, the Compensation Committee reviews comparable company information in order to establish the general guidelines for executive officer compensation. Based on such information, to the extent that it is available, the Compensation Committee considers each executive officer's target short-term compensation (which includes salary and target performance bonus) at the 50th percentile of the comparable company information combined with the executive officer's target long-term compensation at the 75th percentile of such comparable company information. Once the Compensation Committee has formulated such general compensation information, an individual executive compensation package is tailored to the specific executive officer, based on his or her responsibilities, duties, performance and experience.

  Since the Company operates in several discrete industries, the comparable company information used varies from executive to executive. The compensation of executive officers who manage business operations is compared to compensation information of corporations in similar industries, when it is available. The short-term compensation of Company staff level executives and the Chief Executive Officer and the President is compared to compensation information from a 45 company multi-industry group, and the long-term compensation of such executives is compared to compensation information from a 33 company multi-industry group. Each of these multi-industry groups is compiled by an independent compensation consultant and is not limited to any particular manufacturing business. Consequently, the corporations to which executive officer compensation is compared are not necessarily the same as those in the Peer Industry Group set forth in "Comparison of Five-Year Cumulative Total Return of TRW Inc., S&P 500 Index and Peer Industry Group".

COMPENSATION OF JOSEPH T. GORMAN, CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

  Joseph T. Gorman has served as Chairman of the Board and Chief Executive Officer ("CEO") of the Company since December 1988. As is the case with the other executive officers of the Company, the Compensation Committee looks periodically to comparable company information (the same information as discussed above) to establish the general guidelines for CEO compensation.

  Once the Compensation Committee has reviewed comparable company information, it determines the CEO's salary and bonus, as well as the size of his stock option grants and SIG award, basing its determinations on its review of the financial performance of the Company, including profit levels, Mr. Gorman's performance as Chairman and CEO, his importance to the Company and the implementation of the Company's strategic goals. While the Compensation Committee reviews all of these factors, no specific weight is assigned to particular factors (except in the case of the yearly performance bonus as described below), and Mr. Gorman's total compensation is not established pursuant to a fixed formula. The mix of the various short-term and long-term compensation components is determined in the discretion of the Compensation Committee, based on competitive factors and what the Compensation Committee determines will best incentivize the CEO and align the interests of the CEO with the shareholders. The Compensation Committee attempts to maintain a high proportion of Mr. Gorman's compensation as being "at-risk" compensation. Currently, more than 70 percent of Mr. Gorman's compensation is not firmly fixed until after performance has been reviewed and evaluated.

  In February 1994, the Compensation Committee set Mr. Gorman's salary for 1994 at $935,000, a 3.9 percent increase over his 1993 salary. The salary increase was due in part to Mr. Gorman's attainment of the qualitative and quantitative goals described above under "Annual Salary and Yearly Performance Bonus," in addition to competitive factors. In addition, the increase was also influenced by the increase in operating profit of the Company in 1993 and the role that Mr. Gorman played in the strategic positioning of the Company. While the Compensation Committee reviewed all of these factors in determining Mr. Gorman's salary, no specific weights were placed on any of the factors, and the salary increase process was not tied to specific performance goal attainment.

  Based on competitive market information, the Compensation Committee established Mr. Gorman's target performance bonus for 1994 at 60 percent of his salary. In February 1995, Mr. Gorman received for 1994 a performance bonus of $1,132,300, which is 121 percent of his 1994 salary. Mr. Gorman's 1994 performance bonus was based on the same qualitative and quantitative goals described above in "Annual Salary and Yearly Performance Bonus." In establishing the general guidelines for the 1994 performance bonus, the Compensation Committee weighted those goals as follows: TRW profit goals -- 25 percent; TRW return on assets employed goals -- 20 percent; TRW cash flow goals -- 15 percent; business infrastructure and core capabilities goals -- 15 percent; strategic positioning and business development goals -- 10 percent; customer satisfaction goals -- 5 percent; and Company Staff functional goals -- 10 percent. Mr. Gorman's overall performance and the performance with regard to the above goals has been evaluated by the Compensation Committee to be greater than target. In 1994, the Company experienced record revenues and profits. As indicated above, the specific qualitative and quantitative goals provided the Compensation Committee with general guidelines for the amount of Mr. Gorman's bonus, and the final bonus amount was adjusted by the Compensation Committee to reflect its subjective determination of Mr. Gorman's performance as Chairman and CEO in 1994.

  Mr. Gorman's restricted stock grant of 30,000 shares in 1992 was structured as a four-year grant. No additional restricted stock grants have been made to Mr. Gorman. Mr. Gorman's stock option grant of 65,000 shares in 1994 was structured as an annual grant. As indicated above, Mr. Gorman received a grant of stock options for 70,000 shares in February 1995. His SIG grant made in April 1994 is structured as a four-year grant with target payout over the four year term of 60,000 shares of TRW Common. His SIG payout with regard to 1994 is tied by formula to the return on assets employed earned by the Company in 1994.

BY: THE TRW INC. COMPENSATION AND STOCK OPTION COMMITTEE

William S. Kiser, Chairman   Carl H. Hahn      James T. Lynn (member of the Compensation and
Martin Feldstein             Karen N. Horn       Stock Option Committee through April 1994)

                      COMPENSATION OF EXECUTIVE OFFICERS

  The following tables set forth all compensation paid or awarded by the Company and its subsidiaries to the Chief Executive Officer and the other five highest-paid executive officers in 1994.

SUMMARY COMPENSATION INFORMATION

  The following Summary Compensation Table sets forth certain compensation information for the above-referenced individuals in the fiscal years ended December 31, 1994, 1993 and 1992.

                          SUMMARY COMPENSATION TABLE

                                 ANNUAL COMPENSATION        LONG-TERM COMPENSATION
                          --------------------------------- -----------------------
                                                                    AWARDS
                                                            -----------------------
                                                   OTHER                               ALL
                                                   ANNUAL    RESTRICTED  SECURITIES   OTHER
                                                  COMPEN-      STOCK     UNDERLYING  COMPEN-
        NAME AND               SALARY  BONUS (1) SATION (2) AWARD(S) (3)  OPTIONS/  SATION (4)
   PRINCIPAL POSITION     YEAR   ($)      ($)       ($)         ($)       SARS (#)     ($)
   ------------------     ---- ------- --------- ---------- ------------ ---------- ----------
J. T. Gorman, Chairman    1994 932,083 3,071,050   68,335            0     65,000     58,590
of the Board              1993 896,667 2,496,531     --              0          0     56,633
and Chief Executive       1992 850,833 1,827,522     --      1,342,500          0     43,493
Officer

E. D. Dunford, President  1994 592,120 2,026,100     --              0          0     77,388
and Chief                 1993 554,583 1,695,872     --              0          0     33,331
Operating Officer (5)     1992 491,250 1,190,765     --        895,000          0     28,182

P. S. Hellman, President  1994 429,167 1,654,438     --              0     20,000     22,308
and Chief                 1993 305,833 1,022,489     --              0          0     16,540
Operating Officer (6)     1992 255,000   690,635     --        402,750          0     13,380

C. O. Macey, Executive    1994 367,500   974,875     --              0     10,000     19,043
Vice President            1993 317,083   570,074     --              0          0     18,463
and General Manager,      1992 282,083   723,628     --        447,500          0     15,172
Steering,
Suspension & Engine
Group

M. A. Coyle, Executive    1994 329,167   984,150     --              0     10,000     20,601
Vice President,           1993 318,750 1,050,289     --              0          0     18,661
General Counsel and       1992 303,750   723,635     --        402,750          0     16,771
Secretary

J. A. Janitz, Executive   1994 319,167   967,975     --              0     12,000     20,968
Vice President and
General Manager,
Occupant Restraint
Systems Group (7)

--------
(1) The dollar amounts included in this column are comprised of (i) the yearly performance bonus described above which is paid in February of the year following the year to which it relates and (ii) payouts made pursuant to the Company's strategic incentive grants (the "SIGs") under the 1994 TRW Long-Term Incentive Plan (the "1994 Long-Term Plan") and, in the case of payouts attributable to 1992 and 1993, the 1989 TRW Long-Term Incentive Plan (the "1989 Long-Term Plan"). The amounts set forth in the "Bonus" column for 1994, 1993 and 1992 include the following amounts attributable to the yearly performance bonus and SIG payouts: J. T. Gorman (1994-- $1,132,300 {bonus} and $1,938,750 {SIG}; 1993 -- $661,000 {bonus} and
    $1,835,531 {SIG}; 1992 -- $715,000 {bonus} and $1,112,522 {SIG}); E. D.
    Dunford (1994 -- $733,600 {bonus} and $1,292,500 {SIG}; 1993 -- $411,000
    {bonus} and $1,284,872 {SIG}; 1992 -- $412,000 {bonus} and $778,765
    {SIG}); P. S. Hellman (1994 -- $523,500 {bonus} and $1,130,938 {SIG}; 1993
    -- $196,500 {bonus} and $825,989 {SIG}; 1992 -- $190,000 {bonus} and
    $500,635 {SIG}); C. O. Macey (1994 -- $329,800 {bonus} and $645,075 {SIG};
    1993 -- $113,500 {bonus} and $456,574 {SIG}; 1992 -- $207,000 {bonus} and
    $516,628 {SIG}; M. A. Coyle (1994 -- $337,900 {bonus} and $646,250 {SIG};
    1993 -- $224,300 {bonus} and $825,989 {SIG}; 1992 -- $223,000 {bonus} and
    $500,635 {SIG}); and J. A. Janitz (1994 -- $322,900 {bonus} and $645,075
    {SIG}). The SIGs are four-year grants, pursuant to which annual payments are made based on returns-on-assets-employed goals established at the time of grant. Payments under the SIGs are made in shares of TRW Common or, if performance exceeds target, a combination of shares of TRW Common and cash, unless the Compensation Committee determines to pay the excess over target in shares of TRW Common. Any stock portion of a SIG payout is valued based on the fair market value of TRW Common on the date of payment. The bonuses relating to 1993 and forward include amounts deferred by certain of the executives pursuant to the TRW Inc. Deferred Compensation Plan.

(2) Perquisites and other personal benefits would be included herein only to the extent that the aggregate perquisites and personal benefits for each named executive officer exceed the lesser of $50,000 or 10 percent of such named executive officer's salary and bonus. None of the items that comprise the amount attributable to Mr. Gorman in 1994 represents 25 percent or more of the total.

(3) The amounts set forth in this column represent restricted stock granted on February 12, 1992, at which time the closing price of TRW Common was $44.75 per share. The number of shares of restricted stock held on December 31, 1994 and the value of such holdings on that date for each named executive are as follows: J. T. Gorman -- 15,000 shares with a value of $990,000; E.
    D. Dunford -- no shares; P. S. Hellman -- 4,500 shares with a value of $297,000; C. O. Macey -- 5,000 shares with a value of $330,000; and M. A. Coyle -- 4,500 shares with a value of $297,000. The closing price of TRW Common on December 30, 1994 (the last trading day of 1994) was $66.00. The number of shares of restricted stock granted to Messrs. Gorman, Dunford, Hellman, Macey, and Coyle in 1992 was 30,000, 20,000, 9,000, 10,000 and
    9,000, respectively. The restricted stock granted to the named executive officers in 1992 has vested as follows: 25 percent at January 2, 1993, 25 percent at January 2, 1994 and 25 percent at January 2, 1995. The remaining 25 percent of the restricted stock granted will vest on January 2, 1996. However, in the event of a change in control of the Company, all restrictions will automatically lapse. In the event of death or disability of the grantee, the restrictions that would lapse in the year of death or disability had the grantee remained employed will automatically lapse. In the event of the grantee's death, disability, termination or retirement, the Compensation Committee, in its sole discretion, may cause the remaining restrictions to lapse. Grantees are entitled to retain dividends on, and vote, all restricted stock held prior to lapsing of restrictions. In connection with Mr. Dunford's retirement, the Compensation Committee caused the restrictions on 5,000 of his remaining 10,000 shares of restricted stock (the restrictions on which would normally have lapsed on January 2, 1995) to lapse upon Mr. Dunford's retirement in December 1994. Mr. Janitz did not receive a grant of restricted stock and therefore owned none at December 31, 1994.

(4) Amounts disclosed in this column reflect the following Company matching contributions on behalf of the named executives with regard to The TRW Employee Stock Ownership and Stock Savings Plan and other nonqualified plans: J. T. Gorman -- $47,792; E. D. Dunford -- $30,094; P. S. Hellman -- $18,770; C. O. Macey -- $14,430; M. A. Coyle -- $16,604; and J. A. Janitz
    -- $16,535. This column also includes the following additional imputed life insurance costs for each of the named executives: J. T. Gorman -- $6,030;
    E. D. Dunford -- $3,582; P. S. Hellman -- $635; C. O. Macey -- $1,710; M.
    A. Coyle -- $1,094; and J. A. Janitz -- $780. The Company also incurred net excess costs ranging from $2,903 to $4,768 on behalf of each named executive in connection with an executive health insurance plan. In addition, this column includes a retirement gift for Mr. Dunford, which gift had the value of $8,500, and a cash payment of $32,309 made to Mr. Dunford as a result of his retirement on account of accrued vacation.

(5) Mr. Dunford retired as an officer and a Director of the Company in December 1994. Upon his retirement, he agreed to serve as a consultant to the Company (see "Change in Control Agreements and Other Compensatory Arrangements").

(6) Mr. Hellman was elected President and Chief Operating Officer of the Company effective January 1, 1995.

(7) Mr. Janitz became an executive officer of the Company on August 1, 1994. Therefore, compensation information for 1992 and 1993 is not presented.

STOCK OPTION EXERCISES

  The following table sets forth information concerning stock option exercises by the Chief Executive Officer and the other five highest-paid executive officers in 1994 and the value of in-the-money options held by such individuals on December 31, 1994. No stock appreciation rights ("SARs") have been granted to, or are currently held by, the named executive officers. The value of in-the-money options (i.e., options in which the market value of TRW Common exceeds the exercise price of the options) is based on the difference between the exercise price of such options and the closing price of TRW Common on December 30, 1994 (the last trading day of 1994), which was $66.00 The value realized on exercised options is based on the difference between the exercise price for the options and the closing price of TRW Common on the date of exercise.

                        AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                               AND FISCAL YEAR-END OPTION/SAR VALUES
               -------------------------------------------------------------------------
                                           NUMBER OF SECURITIES
                                          UNDERLYING UNEXERCISED   VALUE OF UNEXERCISED
                                             OPTIONS/SARS AT       IN-THE-MONEY OPTIONS/
                 SHARES                         FY-END (#)          SARS AT FY-END ($)
               ACQUIRED ON  VALUE REALIZED      EXERCISABLE/            EXERCISABLE/
     NAME      EXERCISE(#)       ($)           UNEXERCISABLE           UNEXERCISABLE
     ----      -----------  -------------- ----------------------  ---------------------
J. T. Gorman     15,000        623,400         306,619     65,000  $ 6,135,711 $ 16,250
E. D. Dunford         0            N/A         152,716          0    3,043,340        0
P. S. Hellman         0            N/A          58,000     20,000    1,283,500    5,000
C. O. Macey      10,204        288,196          64,000     10,000    1,224,470    2,500
M. A. Coyle      10,000        210,600          88,189     10,000    1,730,513    2,500
J. A. Janitz          0            N/A          14,500     12,000      314,250    3,000

OPTION GRANTS IN 1994

  The following table sets forth information concerning the grant of stock options to the Chief Executive Officer and the other five highest-paid executive officers in 1994. No stock appreciation rights have been granted to the Chief Executive Officer and the other five highest-paid executive officers.

                                                                    POTENTIAL REALIZABLE VALUE AT ASSUMED ANNUAL
                                                                   RATES OF STOCK APPRECIATION FOR OPTION TERM (2)
                                                                   -----------------------------------------------
                              INDIVIDUAL GRANTS                            5%($)                  10%($)
                       --------------------------------            ----------------------   ----------------------
                                                                                  MARKET                   MARKET
                       (1) NUMBER                                                 PRICE                    PRICE
                           OF      PERCENT OF                                    REQUIRED                 REQUIRED
                       SECURITIES    TOTAL                                          TO                       TO
                       UNDERLYING OPTIONS/SARS EXERCISE                          REALIZE                  REALIZE
                        OPTIONS    GRANTED TO  OR BASE                            DOLLAR                   DOLLAR
                        GRANTED   EMPLOYEES IN  PRICE   EXPIRATION DOLLAR GAINS   GAINS     DOLLAR GAINS   GAINS
     NAME                 (#)     FISCAL YEAR  ($/SH.)     DATE         ($)      ($/SH.)         ($)      ($/SH.)
     ----              ---------- ------------ -------- ---------- ------------- --------   ------------- --------
J. T. Gorman             65,000       7.3       65.75   4/27/2004      2,688,400  107.11        6,812,650  170.56
E. D. Dunford                 0       N/A         N/A         N/A            N/A     N/A              N/A     N/A
P. S. Hellman            20,000       2.2       65.75   4/27/2004        827,200  107.11        2,096,200  170.56
C. O. Macey              10,000       1.1       65.75   4/27/2004        413,600  107.11        1,048,100  170.56
M. A. Coyle              10,000       1.1       65.75   4/27/2004        413,600  107.11        1,048,100  170.56
J. A. Janitz             12,000       1.3       65.75   4/27/2004        496,320  107.11        1,257,720  170.56
All Shareholders(/3/)       N/A       N/A         N/A         N/A  2,681,251,958  107.11    6,794,536,212  170.56

--------
(1) The indicated options were granted pursuant to the 1994 TRW Long-Term Incentive Plan. The options were granted at the market price of TRW Common on the date of grant ($65.75 per share), have 10-year terms and become exercisable in equal annual increments over a three-year period. Such vesting can be accelerated by the occurrence of a change in control (see "Change in Control Agreements and Other Compensatory Arrangements"). Vested options must be exercised within 90 days of termination of employment to the extent that the grantee's employment is terminated prior to age 55 (other than by death or disability).

(2) Potential Realizable Values are based on the number of shares of TRW Common underlying the options granted multiplied by the difference between the exercise price for the options and assumed 5% and 10% annual appreciation over the 10-year option period. The 5% and 10% annual appreciation rates are compounded rates, resulting in an assumed increase in stock price of approximately 62.9% and 159.4%, respectively. These annual appreciation rates are arbitrary figures and, to the extent that the price of TRW Common does not increase as set forth in these appreciation rates, actual dollar gains will be less than set forth in this table. Actual annualized compounded appreciation for TRW Common from December 31, 1984 to December 31, 1994 was approximately 6.2% per year.

(3) This line item represents the gains that all shareholders will achieve (exclusive of dividends paid) if the price of TRW Common increases over a 10-year period at compounded rates of 5% and 10% per year, when the price of TRW Common would be $107.11 per share and $170.56 per share, respectively. The number of shares is based on the outstanding shares of TRW Common at February 10, 1995, 64,827,175. The total market value of all outstanding TRW Common at February 10, 1995 was $4,165,145,994.

PENSION PLAN INFORMATION

  The Company maintains pension plans for most of its domestic employees. All executive officers are currently covered by the Company's salaried pension plans. The pension plans would provide the estimated retirement benefits set forth in the table below, expressed as annual amounts payable in a single-life annuity based upon the employee's retirement at or after age 60. Retirement benefits are reduced after the retiree reaches age 62 to reflect certain Social Security benefits paid by the Company on behalf of its employees. Participants in the salaried pension plan who have satisfied the age and service requirements may elect, as an alternative to the single-life annuity, joint and survivor, 10-year certain or lump sum forms of payment.

                         ESTIMATED RETIREMENT BENEFITS

  AVERAGE                             YEARS OF SERVICE
COMPENSATION     -------------------------------------------------------------------------
    RATE            15             20             25             30              35
------------     --------       --------       --------       --------       ----------
$  200,000       $ 45,000       $ 60,000       $ 75,000       $ 90,000       $  105,000
   400,000         90,000        120,000        150,000        180,000          210,000
   600,000        135,000        180,000        225,000        270,000          315,000
   800,000        180,000        240,000        300,000        360,000          420,000
 1,000,000        225,000        300,000        375,000        450,000          525,000
 1,200,000        270,000        360,000        450,000        540,000          630,000
 1,400,000        315,000        420,000        525,000        630,000          735,000
 1,600,000        360,000        480,000        600,000        720,000          840,000
 1,800,000        405,000        540,000        675,000        810,000          945,000
 2,000,000        450,000        600,000        750,000        900,000        1,050,000

  Retirement benefits under the Company's salaried pension plan are calculated using the participant's average monthly compensation during the five consecutive years that would yield the highest such average. Compensation for pension purposes is based on the participant's salary (the first column of the Summary Compensation Table) and performance-related bonus (the second column of the Summary Compensation Table less the portion of such column attributable to payouts under strategic incentive grants) actually paid during a given year. The years of service completed by the Chief Executive Officer and each of the other five named executives are as follows: J. T. Gorman (age 57) -- 27 years of service; E. D. Dunford (age 59) -- 30 years of service; P. S. Hellman (age
45) -- 6 years of service; C. O. Macey (age 57) -- 23 years of service; M. A. Coyle (age 53) -- 22 years of service; and J. A. Janitz (age 52) -- 5 years of service.

  For years after 1988 through 1993, compensation for purposes of qualified pension plans is limited to a maximum of $200,000 per year (increased by annual cost-of-living adjustments). For years after 1993, compensation for the purposes of qualified pension plans is limited to a maximum of $150,000 per year

(increased only when the cumulative annual cost-of-living adjustments warrant another $10,000 incremental increase). To the extent the benefits set forth above exceed the limitations applicable to the tax-qualified salaried pension plan by virtue of the federal tax laws, benefits will be paid to such employees, including all executive officers, pursuant to nonqualified, supplemental plans.

CHANGE IN CONTROL AGREEMENTS AND OTHER COMPENSATORY ARRANGEMENTS

  The Company has entered into agreements with each of its current executive officers, including each currently employed person named in the Summary Compensation Table, and certain other key employees. These agreements are designed generally to assure continued management in the event of a change in control of the Company and are operative only if such a change in control occurs. The agreements are intended to continue compensation and benefits comparable to those in effect prior to any change in control.

  The agreements provide that, following a change in control, the officer will be employed by the Company for a period (the "Employment Period") of three years (subject to automatic annual renewal for additional one-year periods unless notice of termination is given). The officer will be entitled to receive an annual base salary and to continue participation in employee benefit plans during the Employment Period at levels not less than those in effect prior to the change in control. The incentive portion of the officer's compensation will equal the highest cash bonus paid to the officer for any of three calendar years preceding the change in control. If the officer's employment were to be terminated by the Company during the Employment Period for reasons other than disability or cause, or by the officer for reasons set forth in the agreement relating to changed circumstances, the officer would be entitled to receive (i) a severance payment equal to the discounted net present value of the salary and incentive pay that the officer would have received for the remainder of the Employment Period or one year, whichever is longer, with the officer's salary calculated at the highest level in effect during the Employment Period or immediately prior to the change in control and the officer's incentive pay calculated on the basis of the highest incentive pay that the officer received during the three calendar years preceding the change in control or during the Employment Period and (ii) employee benefits that the officer would have received for the remainder of the Employment Period or one year, whichever is longer, calculated at the highest level in effect during the Employment Period or immediately prior to the change in control (subject to reduction for comparable employee welfare benefits received in subsequent employment). If any payments (including payments under the agreement) to the officer were determined to be "excess parachute payments" under the Internal Revenue Code, the officer would be entitled to receive an additional payment (net of income taxes) to compensate the officer for excise tax imposed by the Internal Revenue Code on such payments. The agreements also provide that the Company would reimburse the officer for costs of enforcement.

  For purposes of the agreements, as well as the Company's restricted stock and stock option grants, a change in control is defined as a change occurring (a) by virtue of certain mergers or consolidations into or sale or transfer of assets by the Company to another corporation or (b) by virtue of a change in the majority of the Directors of the Company during any two-year period unless the election of each new Director was approved by a two-thirds vote of the Directors in office at the beginning of such period or (c) through the acquisition of shares representing 20 percent or more of the voting power of the Company or (d) through any other change in control reported in any filing with the Securities and Exchange Commission; provided, however, that no change in control is deemed to have occurred by the acquisition of shares, or any report of such acquisition, by the Company, a subsidiary of the Company or a Company-sponsored employee benefit plan.

  In December 1994, the Company entered into a consulting agreement with E. D. Dunford, upon his retirement as President and Chief Operating Officer of the Company and as a Director of the Company. The consulting agreement, which has a term of two years, will pay Mr. Dunford $150,000 a year, for which Mr. Dunford has agreed to devote up to 15% of his time to tasks provided to him by the Company.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
              OF TRW INC., S&P 500 INDEX AND PEER INDUSTRY GROUP

  The chart below compares the five-year cumulative total return on TRW Common with that of the S&P 500 Index and a peer industry group. This graph assumes $100 was invested on December 31, 1989 in each of TRW Common, the S&P 500 Index and a peer group index. The peer industry group is composed of an automotive segment and a space and defense segment, reflecting the Company's primary sources of revenue. The automotive segment is represented by the average of two published indices, the Dow Jones Transportation Equipment Index and the Dow Jones Auto Parts and Equipment (excluding Tire and Rubber) Index. The space and defense segment is represented by the Dow Jones Aerospace and Defense Index. The two segments are weighted according to the relative annual revenues of the Company's automotive and space and defense segments. Cumulative total return assumes reinvestment of dividends.


                             [GRAPH APPEARS HERE]
                  COMPARISON OF FIVE YEAR CUMULATIVE RETURN
                    AMONG TRW, PEER GROUP AND S&P 500 INDEX

Measurement period
(Fiscal year Covered)        TRW                 PEER GROUP          S&P 500
---------------------        --------            ----------          -------
Measurement PT -
12/31/89                     $100                $100                $100
FYE 12/31/90                 $ 80                $ 92                $ 97
FYE 12/31/91                 $ 93                $118                $126
FYE 12/31/92                 $132                $140                $136
FYE 12/31/93                 $163                $181                $150
FYE 12/31/94                 $160                $173                $152


                                    GENERAL

SOLICITATION OF PROXIES

  The enclosed proxy is being solicited by the Directors of the Company, and the entire cost of the solicitation will be paid by the Company.

  In addition to the solicitation of proxies by use of the mails, the Company has retained Georgeson & Co. of New York City to aid in the solicitation of proxies. The anticipated cost of their services is approximately $12,000 plus disbursements. Solicitations may be made by personal interview, mail, telephone and telegram, and it is anticipated that such solicitations will consist primarily of requests to brokerage houses, custodians, nominees and fiduciaries to forward the soliciting material to the beneficial owners of shares held of record by such persons. In addition, certain officers and other employees of the Company may, by telephone, telegram, letter or personal interview, request the return of proxies.

OUTSTANDING SECURITIES

  Holders of TRW Common and Serial Preference Stock II of record at the close of business on February 10, 1995 are the only shareholders entitled to notice of, and to vote at, the meeting. At the close of business on that date, there were issued and outstanding 64,827,175 shares of TRW Common, 57,500 shares of Serial Preference Stock II (Series 1) and 97,185 shares of Serial Preference Stock II (Series 3), each of which shares entitles the holder thereof to one vote.

  To the knowledge of the Company, except as set forth below, no person beneficially owns more than five percent of any class of the Company's voting stock. The following table presents information as of December 31, 1994 derived from Schedules 13G filed with the Securities and Exchange Commission by persons beneficially owning more than five percent of TRW Common:

                                                 AMOUNT & NATURE OF    PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER           BENEFICIAL OWNERSHIP(1) OF CLASS
------------------------------------           ----------------------- --------
The TRW Employee Stock Ownership and Stock
Savings Plan..................................       10,378,908(2)       15.9%
1900 Richmond Road
Cleveland, Ohio 44124

FMR Corp......................................        3,758,563(3)       5.79%
82 Devonshire Street
Boston, Massachusetts 02109

--------
(1) Each beneficial owner listed in the table certified in its Schedule 13G that, to the best of its knowledge and belief, the TRW Common beneficially owned by it was acquired in the ordinary course of business and not for the purpose of changing or influencing control of the Company.

(2) Bankers Trust New York Corporation and its wholly-owned subsidiary, Bankers Trust Company ("Bankers Trust"), 280 Park Avenue, New York, New York 10017, have indicated that, as of December 31, 1994, Bankers Trust was the record owner of 10,372,908 shares of TRW Common held by Bankers Trust as trustee of The TRW Employee Stock Ownership and Stock Savings Plan, as to which Bankers Trust disclaims beneficial ownership. In addition, Bankers Trust had beneficial ownership of 1,100,405 shares of TRW Common, of which it had sole voting power over 617,435 shares, sole dispositive power over 1,094,147 shares and shared voting and dispositive power over 6,258 shares.

(3) Of the total amount held by FMR Corp., 3,602,629 shares are beneficially owned by Fidelity Management & Research Company ("FMRC") as a result of FMRC's acting as investment adviser to the Fidelity Funds, which own the stock, 155,534 shares are beneficially owned by Fidelity Management Trust Company ("FMTC") as a result of its serving as investment manager of institutional accounts and 400 shares are beneficially owned by Fidelity International Limited ("FIL"), 42 Crowlane, Hamilton, Bermuda. FMRC and FMTC are wholly-owned subsidiaries of FMR Corp. FIL is 47.22 percent owned by a partnership controlled by the controlling group of FMR Corp. FMR Corp. (through its control of FMTC) has sole power to vote 95,734 shares and sole dispositive power over 155,534 shares; FMR Corp. has no voting power over 59,800 shares owned by the institutional accounts managed by FMTC. FMR Corp. (through its control of FMRC) has sole dispositive power over an additional 3,602,629 shares; the sole voting power over such 3,602,629 shares resides with the Boards of Trustees of the Fidelity Funds, which own the shares. E. Bradley Jones, a TRW Director, is a trustee of Fidelity Funds. FIL has the sole power to vote and dispose of 400 shares.

VOTING

  Shareholders of the Company may exercise cumulative voting rights for the election of Directors if any shareholder gives notice in writing to the President or a Vice President or the Secretary of the Company, not less than 48 hours before the time fixed for holding the meeting, that the shareholder desires that the voting at such election shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice. With cumulative voting, each shareholder has the right to cumulate the voting power the shareholder possesses and to give one nominee as many votes as is equal to the number of Directors to be elected multiplied by the number of the shareholder's shares, or to distribute the shareholder's votes on the same principle among two or more nominees, as the shareholder sees fit. The Company does not currently anticipate that cumulative voting will be requested at the annual meeting. Nevertheless, in the event cumulative voting is implemented, the persons named in the proxy will vote the shares represented by the proxy cumulatively for such of the nominees as they may determine, unless otherwise directed by the shareholder. Of course, no votes with respect to any proxy will be cumulated or cast for any nominee from whom the shareholder executing the proxy has directed that such votes be withheld.

  The Company's policy on confidential voting provides that no proxy, ballot or voting tabulation that identifies the particular vote of a shareholder will be disclosed to Directors or officers of the Company except (a) as necessary to meet applicable legal requirements, (b) to permit inspectors of election to certify the results of the vote or (c) in a contested proxy election. The policy also provides for confidential treatment of shareholder comments and for an independent inspector of elections to certify the vote and confirm the integrity of the voting process.

SHAREHOLDER PROPOSALS

  Shareholder proposals for consideration at the 1996 annual meeting of shareholders must be submitted in writing to the Company and should be addressed to the attention of the Secretary of the Company at the address set forth on the cover page of this proxy statement. The proposals must be received by the Company on or before November 15, 1995.

PROXY REVOCATION

  Please mark, date, sign and return promptly the enclosed proxy whether or not you expect to attend the meeting. A return envelope, for which the postage has been prepaid, is enclosed for your convenience. You may, without affecting any vote previously taken, revoke your proxy by a later proxy received by the Company or by giving notice of revocation to the Company in writing or by attending the meeting and withdrawing the proxy. Attendance at the meeting will not in and of itself revoke a proxy.

                                 OTHER MATTERS

  The Directors do not know of any other matters that are to be presented for action at the meeting. Should any other matter requiring a vote of the shareholders properly come before the meeting, the holders of the proxies will vote your shares with respect to such matter in accordance with their judgment.

MARTIN A. COYLE
Secretary
March 14, 1995

                                                                 [RECYCLED LOGO]

                                                               [LOGO OF TRW]

TRW Inc. 1995 Proxy

This proxy is solicited by the Directors of TRW Inc. for the Annual Meeting of Shareholders to be held on April 26, 1995.

The undersigned hereby appoints J. T. Gorman, P. S. Hellman and M. A. Coyle, and each of them, as proxies, each with the power to appoint his substitute, and authorizes them to vote as specified all shares that the shareholder named on the reverse side is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at 1900 Richmond Road, Lyndhurst, Ohio on April 26, 1995, at 8:30 a.m., including any adjournment thereof, as fully as the undersigned could do if personally present, and in their discretion to vote upon all other matters as properly may be brought before such meeting.

The nominees for Director are M. H. Armacost, C. H. Hahn, G. H. Heilmeier and R. W. Pogue or, if any of the nominees are unavailable for election, the remaining nominees and such other persons as are nominated by the Directors.

The shares represented by this proxy will be voted as directed by the shareholder. In order for your shares to be voted by the proxies at the Annual Meeting, your proxy must be COMPLETED, SIGNED, DATED and returned to the Company before or at the Annual Meeting on April 26, 1995.

(Continued, and to be completed, signed and dated, on the other side)

                             TRW Inc. 1995 PROXY
-----------------------------------------------------------------------------
Use an "X" in the boxes to indicate your vote. If you do not give directions by marking the boxes, your signed proxy will be voted "FOR" the Director nominees, "FOR" Proposal 2, "AGAINST" Proposal 3 and in the discretion of the named proxies upon any other matter that may come before the meeting.


          DIRECTORS RECOMMEND A VOTE FOR.

                                FOR     WITHHOLD
1. Election of Directors        [ ]        [ ]
   (see other side)

INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name on the following line:

----------------------------------------------------


          DIRECTORS RECOMMEND A VOTE FOR.

                          FOR   AGAINST   ABSTAIN
2. Appointment of         [ ]     [ ]       [ ]
   Independent Auditors



      DIRECTORS RECOMMEND A VOTE AGAINST THE
          FOLLOWING SHAREHOLDER PROPOSAL.

                          FOR   AGAINST   ABSTAIN
3. Report to Share-       [ ]     [ ]       [ ]
   holders on Research
   and Development of
   Space Weapons


4. The proxies are authorized to vote in their discretion upon any other matter that may come before the meeting.

Signature(s) should agree with name(s) shown at left. If signing for a corporation, partnership, estate or trust or as agent, attorney or fiduciary, title or capacity should be stated. If shares are held jointly, every holder should sign.

Signature

--------------------------------------------------------

Signature

--------------------------------------------------------

Date

----------------------------------------------------1995

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY IMMEDIATELY IN THE RETURN ENVELOPE.

                                                               [LOGO OF TRW]

Solicitation by the Directors of TRW Inc.
1995 Confidential Voting Instructions


To: Co-Trustees under The TRW Employee Stock Ownership and Stock Savings Plan
     c/o National City Bank, Cleveland, Ohio


I hereby direct that the voting rights pertaining to shares of stock of TRW Inc. allocated to my account under the above-named plan shall be exercised at the Annual Meeting of Shareholders of TRW Inc. to be held April 26, 1995, and at any adjournment of such meeting, as designated on the other side of this card.

The nominees for Director are M. H. Armacost, C. H. Hahn, G. H. Heilmeier and R. W. Pogue or, if any of the nominees are unavailable for election, the remaining nominees and such other persons as are nominated by the Directors.

I understand that the voting rights will be exercised as directed by the participants in the plan and that all shares for which you have not received any instructions prior to the meeting will be voted in your discretion.

(Continued, and to be completed, signed and dated, on the other side)

                      TRW Inc. 1995 Voting Instructions
-----------------------------------------------------------------------------
Use an "X" in the boxes to indicate your vote.


          DIRECTORS RECOMMEND A VOTE FOR.

                                FOR     WITHHOLD
1. Election of Directors        [ ]        [ ]
   (see other side)

INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name on the following line:

----------------------------------------------------


          DIRECTORS RECOMMEND A VOTE FOR.

                          FOR   AGAINST   ABSTAIN
2. Appointment of         [ ]     [ ]       [ ]
   Independent Auditors



      DIRECTORS RECOMMEND A VOTE AGAINST THE
          FOLLOWING SHAREHOLDER PROPOSAL.

                          FOR   AGAINST   ABSTAIN
3. Report to Share-       [ ]     [ ]       [ ]
   holders on Research
   and Development of
   Space Weapons


Signature should agree with name shown at left.


Signature

--------------------------------------------------------

Date

----------------------------------------------------1995

PLEASE COMPLETE, SIGN, DATE AND RETURN THESE INSTRUCTIONS IMMEDIATELY IN THE RETURN ENVELOPE.

                                                               [LOGO OF TRW]

Solicitation by the Directors of TRW Inc.
1995 Confidential Voting Instructions

To: The Royal Trust Company
    Trustee under The TRW Canada Stock Savings Plan

I hereby direct that the voting rights pertaining to shares of stock of TRW Inc. held by you, as Trustee, and allocated to my account under the above-named plan shall be exercised at the Annual Meeting of Shareholders of TRW Inc. to be held April 26, 1995, and at any adjournment of such meeting, as designated on the other side of this card.

The nominees for Director are M. H. Armacost, C. H. Hahn, G. H. Heilmeier and
R. W. Pogue or, if any of the nominees are unavailable for election, the remaining nominees and such other persons as are nominated by the Directors.

I understand that the voting rights will be exercised as directed by the participants in the plan and that all shares for which you have not received any instructions prior to the meeting will be voted in your discretion.

(Continued, and to be completed, signed and dated, on the other side)

                      TRW Inc. 1995 Voting Instructions
-----------------------------------------------------------------------------
Use an "X" in the boxes to indicate your vote.


          DIRECTORS RECOMMEND A VOTE FOR.

                                FOR     WITHHOLD
1. Election of Directors        [ ]        [ ]
   (see other side)

INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name on the following line:

----------------------------------------------------


          DIRECTORS RECOMMEND A VOTE FOR.

                          FOR   AGAINST   ABSTAIN
2. Appointment of         [ ]     [ ]       [ ]
   Independent Auditors



      DIRECTORS RECOMMEND A VOTE AGAINST THE
          FOLLOWING SHAREHOLDER PROPOSAL.

                          FOR   AGAINST   ABSTAIN
3. Report to Share-       [ ]     [ ]       [ ]
   holders on Research
   and Development of
   Space Weapons


Signature should agree with name shown at left.


Signature

--------------------------------------------------------

Date

----------------------------------------------------1995

PLEASE COMPLETE, SIGN, DATE AND RETURN THESE INSTRUCTIONS IMMEDIATELY IN THE RETURN ENVELOPE.

                                                               [LOGO OF TRW]

TRW Inc. 1995 Proxy

This proxy is solicited by the Directors of TRW Inc. for the Annual Meeting of Shareholders to be held on April 26, 1995.

The undersigned hereby appoints J. T. Gorman, P. S. Hellman and M. A. Coyle, and each of them, as proxies, each with the power to appoint his substitute, and authorizes them to vote as specified all shares that the shareholder named on the reverse side is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at 1900 Richmond Road, Lyndhurst, Ohio on April 26, 1995, at 8:30 a.m., including any adjournment thereof, as fully as the undersigned could do if personally present, and in their discretion to vote upon all other matters as properly may be brought before such meeting.

The nominees for Director are M. H. Armacost, C. H. Hahn, G. H. Heilmeier and R. W. Pogue or, if any of the nominees are unavailable for election, the remaining nominees and such other persons as are nominated by the Directors.

The shares represented by this proxy will be voted as directed by the shareholder. In order for your shares to be voted by the proxies at the Annual Meeting, your proxy must be COMPLETED, SIGNED, DATED and returned to the Company before or at the Annual Meeting on April 26, 1995.

(Continued, and to be completed, signed and dated, on the other side)

                             TRW Inc. 1995 PROXY
-----------------------------------------------------------------------------
Use an "X" in the boxes to indicate your vote. If you do not give directions by marking the boxes, your signed proxy will be voted "FOR" the Director nominees, "FOR" Proposal 2, "AGAINST" Proposal 3 and in the discretion of the named proxies upon any other matter that may come before the meeting.


          DIRECTORS RECOMMEND A VOTE FOR.

                                FOR     WITHHOLD
1. Election of Directors        [ ]        [ ]
   (see other side)

INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name on the following line:

----------------------------------------------------


          DIRECTORS RECOMMEND A VOTE FOR.

                          FOR   AGAINST   ABSTAIN
2. Appointment of         [ ]     [ ]       [ ]
   Independent Auditors



      DIRECTORS RECOMMEND A VOTE AGAINST THE
          FOLLOWING SHAREHOLDER PROPOSAL.

                          FOR   AGAINST   ABSTAIN
3. Report to Share-       [ ]     [ ]       [ ]
   holders on Research
   and Development of
   Space Weapons


4. The proxies are authorized to vote in their discretion upon any other matter that may come before the meeting.

Shares of Common Stock
Shares of Serial Preference Stock II ($4.40 Series 1)
Shares of Serial Preference Stock II ($4.50 Series 3)

Signature(s) should agree with name(s) shown at left. If signing for a corporation, partnership, estate or trust or as agent, attorney or fiduciary, title or capacity should be stated. If shares are held jointly, every holder should sign.

Signature

--------------------------------------------------------

Signature

--------------------------------------------------------

Date

----------------------------------------------------1995

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY IMMEDIATELY IN THE RETURN ENVELOPE.